Exhibit 5.1
Gregg P. Barnard
E-MAIL: gbarnard@woodburnandwedge.com
DIRECT DIAL: (775) 688-3025
October 8, 2010
Endeavour International Corporation
1001 Fannin, Suite 1600
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Endeavour International Corporation, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of 8,000,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), for issuance pursuant to the Company’s 2010 Stock Incentive Plan (the Plan”). As special Nevada counsel for the Company, we advise you as follows.
     In connection with rendering this opinion, we have examined or are familiar with the Articles of Incorporation of the Company, as amended to the date hereof, the Bylaws of the Company, as amended to the date hereof, the corporate proceedings with respect to the Plan and the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Plan Shares will be issued pursuant to and in accordance with the terms of the Plan, issued for the consideration described in the Plan as currently in effect, and that none of the Plan Shares will be issued for less than $0.001 per share; (ii) all actions required to be taken under the Plan by the Board of Directors of the Company and any committee thereof will be taken by the Board of Directors of the Company and any committee thereof, respectively; and (iii) at the time of the issuance of the Plan Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.
     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we advise you as follows:
     1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada.

Endeavour International Corporation
October 8, 2010

     2. The Plan Shares have been duly authorized and, when issued in accordance with the terms of the Plan and the terms of any agreement relating to any of the grants thereunder, such Plan Shares will be legally issued, fully paid and nonassessable.
     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.
     We hereby consent:
     1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;
     2. To the statements with reference to our firm made in the Registration Statement; and
     3. To the filing of this opinion as an exhibit to the Registration Statement.
     In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely, WOODBURN and WEDGE
By:	/s/ Gregg P. Barnard
Gregg P. Barnard